SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 24, 2005

POSITRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas (State or Other Jurisdiction of Incorporation)	000-24092 (Commission File Number)	76-0083622 (I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas (Address of Principal Executive Offices)	77084 (Zip Code)

(281) 492-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.

ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2005 Gary H. Brooks resigned as the Company’s President, Chief Executive Officer and Chief Financial Officer, and as a director of the Company. In connection with his resignation, the Company agreed to make severance payments to Mr. Brooks of $18,583.33 per month for a period of six months, and to extend the expiration date of options and warrants held by Mr. Brooks pursuant to a letter agreement with the Company dated September 29, 2005.

Griffith L. Miller, age 41, was appointed by the Board of Directors to serve as the Company’s new President, Chief Operating Officer and Chief Financial Officer. Mr. Miller joined the Company as Manager of Information Technology in September of 1999 and was promoted to Director of Software Engineering and Information Technology in October of 2004. Mr. Miller has 8 years of industry experience. In addition, he has over 3 years of direct management experience in software/IT. Mr. Miller received a BS in Mathematics from The University of Texas at Austin, TX in 1987.

ITEM 8.01   Other Events.

On August 24, 2005 the Company held its annual meeting of shareholders. At the meeting, Gary H. Brooks, Sachio Okamura, Patrick G. Rooney, John E. McConnaughy, and Dr. Anthony C. Nicholls were elected to serve as members of the Board of Directors until the annual meeting of shareholders to be held in 2006. The appointment of Ham, Langston & Brezina, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2005 was also ratified. The meeting was then adjourned until 10:00 a.m. on September 9, 2005 before voting on the amendment to the Company’s articles of incorporation occurred, and has now been adjourned again until 10:00 a.m. on September 30, 2005.

ITEM 9.01.   Financial Statements and Exhibits

      (c)   Exhibits

Exhibit 10.1	Agreement between Gary H. Brooks and Positron Corporation dated September 29, 2005.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: September 29, 2005

POSITRON CORPORATION By: /s/ Patrick G. Rooney —————————————— Patrick G. Rooney Chairman

EXHIBIT INDEX

Exhibit No.	Description	Page No.
10.1	Agreement between Gary H. Brooks and Positron Corporation dated September 29, 2005.	10.1-1